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                                                                    EXHIBIT 5.01



                                  May 16, 2000



Handspring, Inc.
189 Bernardo Avenue
Mountain View, CA 94043

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-1 (File Number 333-33666) (the "REGISTRATION STATEMENT") filed by Handspring, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on March 31, 2000, Amendment No. 1 thereto filed on April 24, 2000, and Amendment No. 2 to be filed on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,500,000 shares of the Company's Common Stock
(the "STOCK").

        In rendering this opinion, we have examined the following.

        (1) the Company's First Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on May 16, 2000.

        (2) the Company's Restated Bylaws, certified by the Company's Secretary on May 16, 2000.

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

        (4)    the Prospectus prepared in connection with the Registration
               Statement.

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of your predecessor, Handspring, Inc., a California corporation ("HANDSPRING CALIFORNIA"), that are in our possession.

        (6) the stock records for both the Company and Handspring California that the Company has provided to us (consisting of a list of stockholders and a list of option holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated May 16, 2000 verifying the number of such issued and outstanding securities).

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.
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May 16, 2000
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        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Based upon the foregoing, it is our opinion that the up to 11,500,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.



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May 16, 2000
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            By: /s/ Dennis R. DeBroeck
                                               --------------------------------
                                               Dennis R. DeBroeck